Exhibit 99.3

EXECUTION COPY

DEBT PURCHASE AGREEMENT

by and among

CELLCO PARTNERSHIP,

THE SELLERS LISTED HEREIN,

ALLTEL COMMUNICATIONS, LLC,

ALLTEL COMMUNICATIONS FINANCE, INC.,

ATLANTIS HOLDINGS LLC,

and

CITIBANK, N.A.

as Administrative Agent

Dated as of June 5, 2008

i

SCHEDULES

Schedule A:	Interim Loans, Principal Payment Amounts

EXHIBITS:

Exhibit A:	Form of Assignment and Assumption
Exhibit B:	Form of Administrative Questionnaire
Exhibit C:	Form of Interim Loan Agreement Amendment
Exhibit D:	Form of Registration Rights Agreement
Exhibit E:	Form of Responsible Officer’s Certificate

ii

DEBT PURCHASE AGREEMENT

This DEBT PURCHASE AGREEMENT (this “Agreement”), dated as of June 5, 2008, by and among Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (the “Partnership”), the sellers listed on Schedule A attached hereto (each a “Seller” and collectively, the “Sellers”), Alltel Communications, LLC (successor to Alltel Communications, Inc.), a Delaware limited liability company (“ACI”), Alltel Communications Finance, Inc., a Delaware corporation (“ACFI”), Atlantis Holdings LLC, a Delaware limited liability company (“Atlantis”), and Citibank, N.A. as administrative agent under the Interim Loan Agreement (as defined below),

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement by the parties hereto, the Partnership, Airtouch Cellular, a California corporation, Abraham Merger Corporation, a Delaware corporation (“Merger Sub”), Alltel Corporation, a Delaware corporation (the “Company”), and Atlantis, are entering into the Agreement and Plan of Merger, dated as of the date hereof, among those Persons (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company;

WHEREAS, ACI and ACFI are wholly owned subsidiaries of the Company;

WHEREAS, the Sellers are the holders of senior interim loans (the “Interim Loans”) under the Senior Interim Loan Credit Agreement dated as of November 16, 2007 among ACI, ACFI, the Company, Citibank, N.A. as administrative agent, and the lenders party thereto (the “Interim Loan Agreement”); and

WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, such Interim Loans and certain related rights pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Interim Loan Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Accrued Interest Amount” has the meaning assigned to such term in Section 2.2.

“ACI” has the meaning assigned to such term in the preamble hereof.

“ACFI” has the meaning assigned to such term in the preamble hereof.

“Affiliate Transfer” has the meaning assigned to such term in Section 2.4(c).

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Assumed Obligations” means, with respect to any Seller, all obligations and liabilities of such Seller in its capacity as a Lender under the Interim Loan Agreement to the extent relating to the Interim Loans of such Seller included in the Transferred Rights and resulting from facts, events or circumstances arising or occurring on or after the Closing Date.

“Atlantis” has the meaning assigned to such term in the preamble hereof.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any Person whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Buyer” means the Partnership and any assignee of the Partnership in accordance with Section 7.5.

“Buyer Excluded Information” has the meaning assigned to such term in Section 4.4(b).

“Closing” has the meaning assigned to such term in Section 2.5.

“Closing Date” has the meaning assigned to such term in Section 2.5.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Commitment Letter” means the Commitment Letter, dated as of May 20, 2007, among Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Barclays Bank plc, The Royal Bank of Scotland plc, RBS Securities Corporation and Atlantis, as amended, restated, waived, supplemented or otherwise modified from time to time.

“Company” has the meaning assigned to such term in the first recital hereof.

“Distribution” means any payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities, or other property or proceeds under or in respect of the Transferred Rights.

“End Date” has the meaning assigned to such term in Section 6.1.

“Engagement Letter” means the Engagement Letter, dated as of May 20, 2007, as amended on November 16, 2007, among Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Atlantis, as amended, restated, waived, supplemented or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Fee Letter” means the Fee Letter, dated as of May 20, 2007, as amended on November 16, 2007, among Citigroup Global Markets, Inc., Goldman Sachs Credit Partners L.P., Goldman, Sachs & Co., Barclays Bank PLC, The Royal Bank of Scotland plc, RBS Securities Corporation and Atlantis, as amended, restated, waived, supplemented or otherwise modified from time to time.

“Fee Letter Waiver Agreement” means the Amendment, Waiver and Assignment Agreement, dated as of the date hereof, among the Partnership, the Buyer (as defined therein), Merger Sub, the Company, Atlantis, and each person listed on Schedule A thereto, as amended, restated, waived, supplemented or otherwise modified from time to time.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Lien, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect, other than those created pursuant to the Loan Documents and the Fee Letter, the effect of which does, or would, adversely affect the Transferred Rights, in whole or in part.

“Interest and Fees” means all interest and fees (including commitment, facility, amendment, consent, waiver, “rollover”, “conversion” and other fees) that are paid in connection with the Interim Loans in accordance with any of the Loan Documents from and after the Closing Date.

“Interim Loan” has the meaning assigned to such term in the third recital hereof.

“Interim Loan Agreement” has the meaning assigned to such term in the third recital hereof.

“Interim Loan Agreement Amendment” means the amendment to the Interim Loan Agreement in the form attached hereto as Exhibit C, including the Guarantor Ratification annexed thereto.

“Merger Agreement” has the meaning assigned to such term in the first recital hereof.

“Merger Sub” has the meaning assigned to such term in the first recital hereof.

“Merger Termination Date” means the first date on which (1) the Merger Agreement is terminated in accordance with its terms and (2) the Merger (as defined therein) shall not have been consummated.

“New York Courts” has the meaning assigned to such term in Section 7.1.

“Orders” has the meaning assigned to such term in Section 3.2.

“Partnership” has the meaning assigned to such term in the preamble hereof.

“Party” means the Buyer, a Seller, ACI, ACFI, Atlantis or the Administration Agent, as applicable.

“Purchase Price” has the meaning assigned to such term in Section 2.2.

“Registration Rights Agreement” has the meaning assigned to such term in Section 5.2(d).

“Reissuance Event” has the meaning assigned to such term in Section 2.4(c).

“Related Assignment and Assumption” has the meaning assigned to such term in Section 2.6(a).

“Retained Obligations” means, with respect to any Seller, all obligations and liabilities of such Seller relating to the Transferred Rights that (i) result from facts, events or circumstances arising or occurring prior to the Closing Date, (ii) result from such Seller’s breach of its representations, warranties, covenants or agreements under this Agreement or the Loan Documents, (iii) result from such Seller’s bad faith, gross negligence, or willful misconduct or (iv) are attributable to such Seller’s actions, inactions or obligations in any capacity other than as a Lender under the Loan Documents.

“Seller” has the meaning assigned to such term in the preamble hereof.

“Seller Excluded Information” has the meaning assigned to such term in Section 3.6(b).

“Transferred Rights” means, with respect to each Seller, any and all of such Seller’s right, title, and interest in, to and under the aggregate principal amount of Interim Loans set forth opposite such Seller’s name in Schedule A and, to the extent related thereto, the following:

(a) all other amounts (including any PIK Interest) funded by or payable to such Seller under the Loan Documents in respect of periods from and after the Closing Date;

(b) the Loan Documents, other than rights of such Seller and obligations owed to such Seller under Sections 3.01, 3.04, 3.05, 10.04 and 10.05 of the Interim Loan Agreement with respect to facts, events or and circumstances arising or occurring prior to the Closing Date;

(c) all Guarantees in respect of the foregoing;

(d) all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of such Seller under the Interim Loans and other extensions of credit under the Loan Documents (whether for principal, interest, fees or otherwise) in respect of periods from and after the Closing Date, including all Distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring or liquidation of any Borrower, any Guarantor or the Loan Documents, or otherwise, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

(e) the economic benefit of permanent commitment reductions, permanent repayments of principal, and any Interest and Fees received by such Seller from and after the Closing Date; and

(f) all proceeds of the foregoing.

Notwithstanding the foregoing, Transferred Rights shall not include rights referred to in the last sentence of Section 2.1(b).

Section 1.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Section, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and

Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, waived, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE II

SALE OF TRANSFERRED RIGHTS

Section 2.1 Sale of Transferred Rights.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) each Seller shall irrevocably sell, transfer, assign, grant and convey the Transferred Rights to the Buyer, with effect on the Closing Date; and

(ii) the Buyer shall irrevocably purchase the Transferred Rights, and assume and agree to perform and comply with the Assumed Obligations, with effect on and after the Closing Date.

(b) The Buyer shall not assume, or be deemed to assume, any liabilities or obligations other than the Assumed Obligations. Each Seller agrees to be and remain responsible for, and agrees to perform and comply with, any such liabilities or obligations, including the Retained Obligations. Nothing herein shall impair or affect the rights and obligations of any Agent under the Loan Documents, including the rights of the Administrative Agent to receive fees under the Fee Letter or rights and obligations under Article IX of the Interim Loan Agreement, subject to the covenants and agreements of the Administrative Agent set forth herein.

(c) Each Seller agrees that, prior to the termination of this Agreement in accordance with Article VI, it shall not, directly or indirectly, sell, transfer, assign, grant or convey any of the Transferred Rights to any Person other than the Buyer.

Section 2.2 Consideration. In full consideration for the purchase by the Buyer of the Transferred Rights as specified in Section 2.1, the Buyer shall pay to each Seller at the Closing in cash the amount specified opposite such Seller’s name under the heading “Principal Payment Amount” in Schedule A by wire transfer of immediately available funds to the account designated in writing by such Seller to the Buyer, such designation to be made not less than one (1) calendar day prior to the Closing Date. The Buyer shall also pay to each Seller at the Closing in cash the accrued and unpaid interest (whether or not accrued in the form of PIK Interest) on the Principal Payment Amount under the Interim Loan Agreement by wire transfer of immediately available funds to the account designated by such Seller to the Buyer pursuant to the preceding sentence (the “Accrued Interest Amount”). The aggregate of the Principal Payment Amount and the Accrued Interest Amount shall be the purchase price (the “Purchase Price”).

Section 2.3 Interim Loan Agreement Amendment. Each of the Sellers hereby irrevocably consents to the Interim Loan Agreement Amendment, and agrees to execute and deliver a counterpart to the Interim Loan Agreement Amendment concurrently with the execution and delivery of this Agreement.

Section 2.4 Consent; No Modifications; Subsequent Transfers.

(a) ACI and ACFI, in their capacity as the Borrowers and otherwise, and Citibank, N.A. in its capacity as Administrative Agent, each hereby consent to the sale, transfer, assignment, grant and conveyance of the Transferred Rights and assumption of the Assumed Obligations as specified in Section 2.1, and agree to execute and deliver each Related Assignment and Assumption referred to in Section 2.6. The Sellers, ACI, ACFI, and Citibank, N.A. in its capacity as Administrative Agent, each acknowledge, confirm and agree that such sale, transfer, assignment, grant, conveyance and assumption is pursuant to and in compliance with Section 10.07 of the Interim Loan Agreement, including paragraph (c) thereof. Citibank, N.A. in its capacity as Administrative Agent hereby approves the form of Assignment and Assumption attached hereto as Exhibit A.

(b) Atlantis, ACI and ACFI hereby represent, warrant and confirm to the Buyer that they have delivered to the Buyer true, complete and correct copies of the Interim Loan Agreement, the other Loan Documents, the Commitment Letter, the Fee Letter and the Engagement Letter as amended, restated, waived, supplemented or otherwise modified and in effect on the date hereof, in each case including all schedules, annexes and exhibits thereto. The Sellers, Atlantis, ACI and ACFI agree that, from and after the date hereof until the earlier of the Merger Termination Date and the date of termination of this Agreement by the Sellers, the Loan Documents, Engagement Letter

and Fee Letter (in each case to the extent that such Party is a party thereto or a Lender thereunder) shall not be amended, restated, waived, supplemented or otherwise modified without the prior written consent of the Buyer, except as expressly provided in this Agreement and the Fee Letter Waiver Agreement.

(c) ACI and ACFI, in their capacity as the Borrowers and otherwise, and Citibank, N.A. in its capacity as Administrative Agent, each hereby consent to the sale, transfer, assignment, grant or conveyance of the Transferred Rights in whole or in part, and assumption of the Assumed Obligations in whole or in part, after the Closing Date to any direct or indirect subsidiary or other Affiliate of the Buyer (an “Affiliate Transfer”), and agree to execute an Assignment and Assumption in the form of Exhibit A (or such other form as may be reasonably requested by the Buyer) in connection with any Affiliate Transfer promptly upon the request of the Buyer.

(d) ACI and ACFI each hereby confirm that they do not intend to take the position that the Interim Loans have been or will be subject to a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3 or otherwise have been or will be deemed to be reissued for U.S. federal income tax purposes (a “Reissuance Event”) (i) by reason of the occurrence of any event or change in terms contemplated by or provided for in the Loan Documents (including, without limitation, the rollover of the Loans or any increase to the interest rate) or (ii) prior to the Merger Termination Date, by reason of any change in terms provided for in the Interim Loan Agreement Amendment or any transactions related thereto. ACI and ACFI will reasonably consult with the Buyer prior to taking any position that a Reissuance Event has occurred with respect to the Interim Loans.

(e) ACI hereby agrees to deliver to the Buyer, concurrently with the signing of this Agreement, a certificate of a Responsible Officer of ACI, dated as of the date hereof, substantially in the form attached hereto as Exhibit E, certifying that (i) the representations and warranties set forth in Article V of the Interim Loan Agreement, the Interim Loan Agreement Amendment and any other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing under the Interim Loan Agreement.

Section 2.5 Closing. The closing of the transactions described in Sections 2.1 and 2.2 (the “Closing”) shall take place, at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on June 10, 2008, or on such other Business Day thereafter as may be agreed by the Buyer and the Sellers (such date, the “Closing Date”); provided that the Closing Date shall not occur later than 3 Business Days after June 10, 2008 without the prior consent of ACI (such consent not to be unreasonably withheld, conditioned or delayed).

Section 2.6 Closing Deliveries. At the Closing:

(a) each Seller shall deliver or cause to be delivered to the Buyer any promissory notes, if any, held by such Seller in respect of the Interim Loans held by such Seller (or lost note documentation satisfactory to the Buyer, if applicable), together with all documents necessary or reasonably appropriate to validly and duly tender, sell, transfer, assign, grant and convey such Interim Loans, any accrued and unpaid interest and fees with respect thereto, and all other Transferred Rights, to the Buyer (including an Assignment and Assumption under the Interim Loan Agreement, in the form of Exhibit A (the “Related Assignment and Assumption”)), executed on behalf of such Seller, ACI, ACFI, the Administrative Agent and any other entity the consent or acknowledgement of which is required under the Interim Loan Agreement); and

(b) the Buyer shall pay the Purchase Price attributable to each Seller as provided in Section 2.2.

Section 2.7 Administrative Questionnaire; Assignment Fee. Citibank, N.A. in its capacity as Administrative Agent (a) acknowledges and agrees that the Administrative Questionnaire attached hereto as Exhibit B is the form supplied by the Administrative Agent under the Interim Loan Agreement and (b) agrees to waive any and all processing and recordation fees payable under Section 10.07(b)(ii)(B) of the Interim Loan Agreement in connection with (i) the transactions contemplated hereby and (ii) any Affiliate Transfer.

Section 2.8 Reimbursement of Expenses. At the Closing, the Company shall reimburse the Sellers and their Affiliates for all of their reasonable and documented expenses (including of legal counsel) incurred since the date of the Interim Loan Agreement through the Closing Date owing under Section 10.04 of the Interim Loan Agreement and in connection with any previous efforts to refinance the Interim Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers represents and warrants (severally and not jointly and for itself only) to the Buyer as of the date hereof and as of the Closing Date as follows:

Section 3.1 Ownership of Transferred Rights; Due Authorization; Enforceability.

(a) Such Seller is, and at all times since November 16, 2007 has been, the lawful owner, beneficially and of record, of the Interim Loans as specified opposite its name in Schedule A, its other Transferred Rights related thereto, and the promissory notes, if any, evidencing such Interim Loans. Such Seller made such Interim Loans on November 16, 2007, the Closing Date (as defined in the Interim Loan Agreement). Such Interim Loans and other Transferred Rights are free and clear of all Liens and are not subject to any right of setoff or recoupment, defense or counterclaim, or any adverse claim or right. Without limiting the foregoing, such Seller has not sold, transferred, granted or conveyed any participation in any of such Interim Loans and such other Transferred Rights, whether pursuant to Section 2.13 or 10.07(e) of the Interim Loan Agreement or otherwise. No interest in such Interim Loans and such other Transferred Rights is being sold by or on behalf of one or more Benefit Plans.

(b) Such Seller has the requisite corporate (including partnership, limited liability company or other legal organizational) and full legal right, power and authority to execute and deliver this Agreement, to sell, transfer, assign, grant and convey such Interim Loans and such other Transferred Rights as provided herein, and to perform its other obligations hereunder. The execution, delivery and performance of this Agreement by such Seller have been duly authorized and approved by all necessary corporate (including partnership, limited liability company or other legal organizational) action of such Seller.

(c) This Agreement has been, and the Related Assignment and Assumption delivered by such Seller pursuant to Section 2.6 on the Closing Date when so delivered shall be, duly executed and delivered by such Seller. Assuming the due execution and delivery thereof by each party thereto (other than such Seller), this Agreement is, and such Related Assignment and Assumption shall be, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to limitations imposed by general principles of equity.

Section 3.2 No Violations; Consents and Approvals. The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the transactions contemplated hereby does not and will not, with or without the giving of notice or the passage of time or both: (1) violate any provision of the Organization Documents of such Seller or (2) violate any Law, or any judgment, order or decree (together referred to herein as “Orders”) of any Governmental Authority, applicable to such Seller in any material respect. No consent, approval or action of, filing with or notice to any

Governmental Authority or other Person (other than any that has been obtained, taken or made) is necessary or required under any Law or Order of any Governmental Authority, for the execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder, or the consummation by such Seller of the transactions contemplated hereby; provided such Seller makes no representation as to any such requirement applicable to any other Person.

Section 3.3 No Adverse Proceedings or Voidable Transfers. No proceedings are pending against such Seller or, to the best of such Seller’s knowledge, threatened against such Seller by or before any relevant Governmental Authority that, individually or in the aggregate, will adversely affect the Transferred Rights, the Assumed Obligations, any action taken or to be taken by such Seller under this Agreement, or the ability of such Seller to perform its obligations hereunder. Such Seller has not received any written notice that (i) any payment or other transfer made to or for the account of such Seller from or on account of a Borrower or any Guarantor under the Transferred Rights is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (ii) the Transferred Rights, or any portion of them, are void, voidable, unenforceable or subject to any Impairment.

Section 3.4 Funding Obligations; Compliance with Loan Documents; Setoff.

(a) There is no funding obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Transferred Rights or the Assumed Obligations (including any obligation to make advances or to purchase participations in loans under any Loan Documents or any obligation relating to any currency or interest rate swap, hedge, or similar arrangement) that such Seller or the Buyer is or shall be required to pay or otherwise perform that such Seller has not paid or otherwise performed in full.

(b) Such Seller has not engaged in any acts or conduct or made any omissions (including by virtue of such Seller’s holding any funds or property of, or owing amounts or property to, a Borrower or any Guarantor), that will result in the Buyer’s receiving proportionately less in payments or distributions under, or less favorable treatment (including the timing of payments or distributions) for, the Transferred Rights than is received by other Lenders.

(c) Such Seller has not effected or received the benefit of any setoff against a Borrower or any Guarantor on account of the Transferred Rights, or taken any action or received any payment that would require any notice or any purchase of any participation pursuant to Section 2.13 of the Interim Loan Agreement.

Section 3.5 Broker’s Fees. No broker, finder or other Person acting under the authority of such Seller or any of its Affiliates is entitled to any broker’s commission or other fee in connection with the transactions contemplated hereby for which the Buyer could be responsible.

Section 3.6 Credit Decision; Information.

(a) Such Seller (i) is a sophisticated Person with respect to the sale, transfer, assignment, grant and conveyance of the Transferred Rights, (ii) has adequate information concerning the business and financial condition of the Borrowers and Guarantors to make an informed decision regarding the sale, transfer, assignment, grant and conveyance of the Transferred Rights and (iii) has independently and without reliance upon the Buyer, and based on such information as such Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Seller has relied upon the Buyer’s express representations, warranties, covenants and agreements in this Agreement and the Related Assignment and Assumption. Such Seller acknowledges that the Buyer has not given such Seller any investment advice, credit information or opinion on whether the sale, transfer, assignment, grant or conveyance of the Transferred Rights is prudent.

(b) Such Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Retained Obligations, the Borrowers, the Guarantors or any of their respective Affiliates that is not known to such Seller and that may be material to a decision to sell, transfer, assign, grant and convey the Transferred Rights (“Seller Excluded Information”), (ii) such Seller has determined to sell, transfer, assign, grant and convey the Transferred Rights notwithstanding its lack of knowledge of Seller Excluded Information and (iii) the Buyer shall have no liability to such Seller, and such Seller waives and releases any claims that it might have against the Buyer whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the transactions contemplated hereby; provided, however, that Seller Excluded Information shall not and does not affect the truth or accuracy of the Buyer’s express representations or warranties in this Agreement.

Section 3.7 Loan Documents. No side letters or other agreements, arrangements or understandings have been entered into by such Seller with ACI, ACFI, the Company, Atlantis or any of their Affiliates that adversely affect any of the Transferred Rights or Assumed Obligations or in connection with the transactions contemplated by this Agreement. As of the Closing Date, none of the Loan Documents shall have been amended, restated, waived, supplemented or otherwise modified on or after the date hereof, other than with the prior written consent of the Buyer, except for the Interim Loan Agreement Amendment executed and delivered on or prior to the Closing Date.

Section 3.8 Commitment Papers. Except for the Commitment Letter, the Fee Letter, the Engagement Letter and the Loan Documents, no side letters or other agreements, arrangements or understandings have been entered into by such Seller with ACI, ACFI, the Company, Atlantis or any of their Affiliates that adversely affect any of the Transferred Rights or Assumed Obligations or in connection with the transactions contemplated hereby. As of the Closing Date, the Engagement Letter and Fee Letter shall not have been amended, restated, waived, supplemented or otherwise modified on or after the date hereof, other than with the prior written consent of the Buyer, except for the Fee Letter Waiver Agreement executed and delivered on or prior to the Closing Date.

Section 3.9 Seller Acknowledgement. Each Seller acknowledges that: (a) its sale, transfer, assignment, grant and conveyance of the Transferred Rights to the Buyer is irrevocable; (b) such Seller shall have no recourse to the Transferred Rights; and (c) such Seller shall have no recourse to the Buyer, except for the Buyer’s breaches of its representations, warranties or covenants, in each case as expressly stated in this Agreement and the Related Assignment and Assumption.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers as of the date hereof and as of the Closing Date as follows:

Section 4.1 Due Authorization; Enforceability. The Buyer has the requisite corporate (including partnership, limited liability company or other legal organizational) and full legal right, power and authority to execute and deliver this Agreement, to purchase the Transferred Rights and assume the Assumed Obligations as provided herein, and to perform its other obligations hereunder. The execution, delivery and performance of this Agreement by the Buyer have been duly authorized and approved by all necessary corporate (including partnership, limited liability company or other legal organizational) action of the Buyer. This Agreement has been, and each Related Assignment and Assumption entered into by the Buyer in connection herewith on the Closing Date shall be, duly executed and delivered by the Buyer. Assuming the due execution and delivery thereof by each party thereto (other than the Buyer), this Agreement is, and each such Related Assignment and Assumption shall be, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to limitations imposed by general principles of equity.

Section 4.2 No Violations; Consents and Approvals. The execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its obligations hereunder, and the consummation by the Buyer of the transactions contemplated hereby does not and will not, with or without the giving of notice or the passage of time or both: (1) violate any provision of the Organization Documents of the Buyer or (2) violate any Law or Orders of any Governmental Authority applicable to the Buyer in any material respect. No consent, approval or action of, filing with or notice to any Governmental Authority or other Person (other than any that has been obtained, taken or made) is necessary or required under any Law or Order of any Governmental Authority, for the execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its obligations hereunder, or the consummation by the Buyer of the transactions contemplated hereby; provided that the Buyer makes no representation as to any such requirement applicable to any other Person.

Section 4.3 Broker’s Fees. No broker, finder or other Person acting under the authority of the Buyer or any of its Affiliates is entitled to any broker’s commission or other fee in connection with the transactions contemplated hereby for which such Seller could be responsible.

Section 4.4 Credit Decision; Information.

(a) The Buyer (i) is a sophisticated Person with respect to the purchase of the Transferred Rights and the assumption of the Assumed Obligations, (ii) has adequate information concerning the business and financial condition of the Borrowers and Guarantors to make an informed decision regarding the purchase of the Transferred Rights and the assumption of the Assumed Obligations and (iii) has independently and without reliance upon such Seller, and based on such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Buyer has relied upon such Seller’s express representations, warranties, covenants and agreements in this Agreement and the Related Assignment and Assumption. The Buyer acknowledges that such Seller has not given the Buyer any investment advice, credit information or opinion on whether the purchase of the Transferred Rights or the assumption of the Assumed Obligations is prudent.

(b) The Buyer acknowledges that (i) such Seller currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Assumed Obligations, the Borrowers, the Guarantors or any of their respective Affiliates that is not known to the Buyer and that may be material to a decision to purchase the Transferred Rights or assume the Assumed Obligations (“Buyer Excluded Information”), (ii) the Buyer has determined to purchase the Transferred Rights and assume the Assumed Obligations notwithstanding its lack of knowledge of Buyer Excluded Information and (iii) such Seller shall have no liability to the Buyer, and the Buyer waives and releases any claims that it might have against such Seller whether under applicable securities laws or otherwise, with respect to the nondisclosure of Buyer Excluded Information in connection with the transactions contemplated hereby; provided, however, that Buyer Excluded Information shall not and does not affect the truth or accuracy of such Seller’s express representations or warranties in this Agreement.

Section 4.5 Buyer Acknowledgement. The Buyer acknowledges that: (a) its purchase of the Transferred Rights and assumption of the Assumed Obligations from such Seller is irrevocable; and (b) the Buyer shall have no recourse to such Seller, except for such Seller’s breaches of its representations, warranties or covenants, in each case as expressly stated in this Agreement and the Related Assignment and Assumption.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Condition to Parties’ Obligations. The obligations of the Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the condition that no statute, rule, regulation, judgment, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority that prohibits the consummation of the transactions contemplated hereby or has the effect of making them illegal.

Section 5.2 Conditions to the Buyer’s Obligations. The obligations of the Buyer to pay the Purchase Price to the Sellers, to purchase the Transferred Rights from the Sellers, to assume the Assumed Obligations, and to otherwise consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) the Sellers shall have performed their obligations contained in Section 2.1(a) of this Agreement;

(b) the Merger Agreement shall have been executed and delivered, and shall be in full force and effect;

(c) the Interim Loan Agreement Amendment shall have been executed and delivered, and be in full force and effect;

(d) the registration rights agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) shall have been executed and delivered, and shall be in full force and effect;

(e) the Buyer shall have received (i) the promissory notes (if any), each executed Related Assignment and Assumption, and the other deliveries contemplated by Section 2.6, and (ii) Notes executed by the Borrowers evidencing the Interim Loans sold, transferred, assigned, granted and conveyed to the Buyer hereunder, delivered in accordance with Section 2.11 of the Interim Loan Agreement;

(f) the Buyer shall have received (i) opinions relating to the Interim Loan Agreement (as amended by the Interim Loan Agreement Amendment), the other Loan Documents, this Agreement and the Registration Rights Agreement from counsel for the Loan Parties (together with officer’s certificates and other supporting documents in customary form, including secretary’s certificates in customary form), in form and substance reasonably satisfactory to the Buyer and (ii) evidence satisfactory to the Buyer of its right to rely on the opinions delivered pursuant to Section 4.01(a)(iv) of the Interim Loan Agreement; and

(g) the Buyer shall have received written confirmation from the Administrative Agent (concurrently with the Closing hereunder) that the Administrative Agent has accepted and recorded each Related Assignment and Assumption delivered pursuant to Section 2.6, together with a copy of the Register reflecting the recordation of such Related Assignment and Assumptions, certified by the Administrative Agent as a true, complete and correct copy of the Register, in each case in form and substance reasonably satisfactory to the Buyer.

Section 5.3 Condition to the Sellers’ Obligations. The obligations of each Seller to sell, transfer, assign, grant and convey the Transferred Rights to the Buyer, and to otherwise consummate the transactions contemplated hereby, shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a) the Buyer shall have performed its obligations contained in Section 2.1(a) of this Agreement with respect to such Seller; and

(b) such Seller shall have received the executed Related Assignment and Assumption with respect to such Seller.

ARTICLE VI

TERMINATION

Section 6.1 Termination by Buyer. The Buyer may terminate this Agreement with respect to all Sellers if any Seller has failed to consummate the transactions contemplated hereby upon satisfaction of the conditions set forth in Sections 5.1 and 5.3, without any further liability on the part of the Buyer, on June 27, 2008 (the “End Date”) or thereafter; provided that the Buyer is not in material breach of its obligations hereunder.

Section 6.2 Termination by Sellers. The Sellers may terminate this Agreement with respect to the Buyer (as between the Buyer and each Seller) if the Buyer has failed to consummate the transactions contemplated hereby upon satisfaction of the conditions set forth in Sections 5.1 and 5.2, without any further liability on the part of the Sellers, on or after the End Date; provided that no Seller is in material breach of its obligations hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Court has been brought in an inconvenient forum. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND OR ACTION OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT.

Section 7.2 Survival; Successors. The representations, warranties and agreements in this Agreement shall survive the Closing. This Agreement, including the representations, warranties and covenants contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

Section 7.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 7.4 Amendments and Waivers. This Agreement may be changed and any provision of this Agreement can be amended, restated, waived, supplemented or otherwise modified only by written agreement of the Buyer, on the one hand, and each Seller, on the other hand; provided that (i) amendments or modifications to Section 2.4 and 2.5 shall also require the written consent of ACI and ACFI, (ii) amendments or modifications to Sections 2.4(a), 2.4(c), and 2.7 shall also require the written consent of Citibank, N.A. in its capacity as Administrative Agent, (iii) amendments or modifications to Section 2.4(b) shall also require the written consent of Atlantis, and (iv) amendments or modifications to Section 2.4(d) shall not require the written consent of any Seller.

Section 7.5 Assignment. The Buyer may assign its rights and obligations under this Agreement in whole or in part to any direct or indirect subsidiary or other Affiliate of the Buyer (other than ACI and ACFI and their respective subsidiaries) without consent from any other party hereto.

Section 7.6 No Waiver. No failure on the part of a Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such Party, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights or remedies under any other related document or against any other Party or any other Person.

Section 7.7 Cooperation of Sellers. Each of the Sellers, ACI and ACFI will, upon request by the Buyer, execute and deliver any additional documents and take any other actions deemed by the Buyer to be necessary or desirable to complete and make effective the sale, transfer, assignment, grant and conveyance of the Transferred Rights.

Section 7.8 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to a Seller, to its address as set forth on Schedule A.

If to the Buyer:

Airtouch Cellular

One Verizon Way, VC 43

Basking Ridge, NJ 07920

Attention: Margaret P. Feldman

with copies (which shall not constitute notice) to:

Verizon Wireless

One Verizon Way, VC 43

Basking Ridge, NJ 07920

Attention: Margaret P. Feldman

and to:

Debevoise & Plimpton LLP

919 Third Avenue

Facsimile: (212) 909-6836

Attention: David Brittenham

If to ACI:

Alltel Communications, LLC

One Allied Drive

Little Rock, Arkansas 72202

Attention: Richard N. Massey, Esq.

If to ACFI:

Alltel Communications Finance, Inc.

One Allied Drive

Little Rock, Arkansas 72202

Attention: Richard N. Massey, Esq.

If to Atlantis:

Atlantis Holdings LLC

One Allied Drive

Little Rock, Arkansas 72202

Attention: Richard N. Massey, Esq.

If to the Administrative Agent, in accordance with Section 10.02 of the Interim Loan Agreement.

or to such other address as any such Person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

Section 7.9 Costs and Expenses.

(a) If the Buyer pays any Retained Obligations for which a Seller is responsible, or a Seller pays any Assumed Obligations for which the Buyer is responsible, in accordance with the definitions thereof and the terms of this Agreement, such responsible Party shall, promptly upon the written request of the Party that shall have paid such amounts and submission of reasonable documentary evidence of the same, reimburse such paying Party for the full amount paid on such other Party’s behalf.

(b) Except as set forth in Section 2.8, the Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing and implementing this Agreement and any related documents and consummating the transactions contemplated hereby.

Section 7.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 7.11 Limitation on Liability. No party hereto shall be liable to any other party hereto for any indirect, special, punitive or consequential damages incurred in connection with this Agreement or transactions contemplated thereby. This Agreement is intended to be solely for the benefit of the parties hereto and their respective permitted successors and assigns and is not intended to confer any benefits upon, or create any rights in favor of, any persons other than the parties hereto and their respective permitted successors and assigns.

Section 7.12 Specific Performance. The Buyer and Sellers acknowledge that there would be no adequate remedy at law if any Seller (in the case of the Buyer) or the Buyer (in the case of the Sellers) fails to perform any of its obligations hereunder and that the Buyer or the Sellers, as the case may be, may be irreparably harmed by any such failure, and accordingly agree that the Buyer or the Sellers, as the case may be, in addition to any other remedy to which it or they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of such Seller (in the case of the Buyer) or the Buyer (in the case of the Sellers) in accordance with the terms and conditions of this Agreement, in any court of the United States or any state thereof having jurisdiction.

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IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its representative thereunto duly authorized all as of the day and year first above written.

CELLCO PARTNERSHIP

By:	/s/ L.C. McAdam
Name:	L.C. McAdam
Title:	President & CEO

CITIBANK, N.A., as Seller and Administrative Agent

By:	/s/ Ross A. MacIntytre
Name:	Ross A. MacIntyre
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ James Kuster
Name:	James Kuster
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Trevor Bush
Name:	Trevor Bush
Title:	Managing Director

ALLTEL COMMUNICATIONS, LLC

By:	/s/ Holly L. Larkin
Name:	Holly L. Larkin
Title:	Treasurer and Secretary

ALLTEL COMMUNICATIONS FINANCE, INC.

By:	/s/ Holly L. Larkin
Name:	Holly L. Larkin
Title:	Treasurer and Secretary

ATLANTIS HOLDINGS LLC

By:	/s/ Clive D. Bode
Name:	Clive D. Bode
Title:	Vice President

Schedule A

Name and address of Seller:	Senior Interim Toggle Loans	Senior Interim Cash Pay Loans	Principal Payment Amount:
Citibank, N.A. 2 Penns Way Suite 100 New Castle, DE 19720 Telephone: (302) 894-6149 Telecopier: (212) 994-0961 Attn: Vincent Fratta E-mail: Vincent.fratta@citigroup.com	$375,000,000	$1,210,000,000	$1,514,100,000

Goldman Sachs Credit Partners L.P. 85 Broad Street New York, NY 10004 Telephone: (212) 902-7200 Attn: Alexis Maged E-mail: alexis.maged@gs.com	$375,000,000	$1,560,000,000	$1,850,100,000

The Royal Bank of Scotland PLC 101 Park Avenue, 10th Floor New York, NY 10178 Telephone: (212) 401-1341 Telecopier: (212) 401-1390 Attn: Tyler McCarthy E-mail: tyler.mccarthy@rbs.com	$250,000,000	$1,040,000,000	$1,233,400,000